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                                                                     EXHIBIT 5.1

                                PERKINS COIE LLP

            1120 NW COUCH AVENUE, 10TH FLOOR, PORTLAND, OREGON 97209
                 TELEPHONE: 503 727-2000 FACSIMILE: 503 727-2222

                                December 13, 2006

Corillian Corporation
3400 N.W. John Olsen Place
Hillsboro, Oregon 97124-5805

      Re: Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to up to 2,933,332 shares of Common Stock, without par value (the "Shares"), 1,333,332 of which may be issued pursuant to the Corillian Corporation 2000 Employee Stock Purchase Plan, as amended, and 1,600,000 of which may be issued pursuant to the Corillian Corporation Amended and Restated 2000 Stock Incentive Compensation Plan, as amended (together, the "Plans").

      We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

      Based upon and subject to the foregoing, we are of the opinion that any Shares that may be issued and sold by the Company pursuant to the Plans, upon the due execution by the Company of any certificates representing the Shares, the registration by its registrar of such Shares and the issuance thereof by the Company in accordance with the terms of the applicable Plan, and the receipt of consideration therefor in accordance with the terms of the applicable Plan, will be legally issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                    Very truly yours,

                                    /s/ PERKINS COIE LLP